Exhibit 31.1
Certification pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002
I, Jeffrey S. Edison, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Phillips Edison Grocery Center REIT III, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 4, 2019

/s/ Jeffrey S. Edison
Jeffrey S. Edison Chairman of the Board and Chief Executive Officer (Principal Executive Officer)